EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements and financial statement schedule of Tidewater Inc. and management’s report on the effectiveness of internal control over financial reporting dated May 25, 2006, appearing in the Annual Report on Form 10-K of Tidewater Inc. for the year ended March 31, 2006.

/s/ Deloitte & Touche LLP

New Orleans, Louisiana
August 4, 2006